Exhibit 10.14

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Rivian Automotive, Inc.

13250 N. Haggerty Road

Plymouth, MI 48170

February 15, 2019

Amazon.com, Inc.

410 Terry Avenue North

Seattle, WA 98108-5210

Ladies and Gentlemen:

In consideration of and in connection with the sale and issuance of Series A Preferred Stock (“Series A Preferred Stock”) of Rivian Automotive, Inc., a Delaware corporation (together with its subsidiaries, the “Company”), to Amazon.com NV Investment Holdings LLC, a Nevada limited liability company (“Amazon Purchaser”), pursuant to the Series A Preferred Stock Purchase Agreement, dated as of the date hereof (as may be amended from time to time, the “Purchase Agreement”), by and among the Company, Amazon Purchaser and certain other Purchasers named therein, the Company and Amazon.com, Inc., a Delaware corporation and an affiliate of Amazon Purchaser (together with its affiliates, “Amazon”), agree to the terms and obligations of this letter agreement (this “Agreement”):

1. Definitions. As used herein, the following terms shall have the following meanings:

1.1 [***].

1.2 “AWS” shall mean Amazon Web Services.

1.3 “Cloud Services” shall mean any services that are similar to, or competitive with, the AWS services.

1.4 [***].

1.5 “LMD Vehicles” means any electric vehicles and other delivery carriers and systems designed or produced for use in a fleet for logistics or last mile transportation of goods to the final delivery destination.

1.6 “MNDA” shall mean that certain Amended and Restated Mutual Nondisclosure Agreement dated on or about the date hereof, by and between Amazon.com, Inc. and the Company.

1.7 “Specified Expiration Date” means the fifth anniversary of the date on which the Company first ships production vehicles to the Company’s consumer customers.

1.8 [***].

2. Last Mile Delivery Vehicles.

2.1 The Company and Amazon will negotiate in good faith to reach a commercial agreement on mutually agreeable terms and conditions prior to or on the first anniversary of the date of this Agreement that provides a framework for the development of LMD Vehicles for Amazon (an “LMD Commercial Agreement”). The LMD Commercial Agreement shall only set forth a framework for development and will not include volume, offtake commitments, or other production terms; however, such agreement will include milestones and deadlines for the parties to reach agreement on production terms, including any volume and offtake commitments by Amazon.

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2.2 If the Company and Amazon mutually agree upon an LMD Commercial Agreement prior to or on the first anniversary of the date of this Agreement, then:

(a) from the date on which the Company and Amazon mutually agree upon an LMD Commercial Agreement through the fourth anniversary of the date on which Amazon receives the Company’s first shipment of production LMD Vehicles (the “Developed Vehicle Exclusivity End Date”), the Company shall exclusively Sell (as defined below) LMD Vehicles to Amazon, on terms and conditions mutually agreeable to the Company and Amazon, and shall not develop, produce, and/or Sell any LMD Vehicles (or enter into any agreement or arrangement with respect to the foregoing) for and to any party, directly or indirectly, other than Amazon. Without limiting the generality of the foregoing, for the avoidance of doubt, for the period set forth in this Section 2.2(a), the Company shall not Sell the LMD Vehicles developed and/or produced for Amazon to any third party, directly or indirectly, regardless of the third party’s intended or actual use of such vehicles.

(b) from the date immediately following the Developed Vehicle Exclusivity End Date through the second anniversary thereof:

(i) Prior to soliciting any offers, engaging in any negotiations, or entering into any agreement or transaction with any third party related to a sale, lease, license, and/or distribution (collectively, a “Sale” and, when used as action(s) of the Company, “Sell”) of LMD Vehicles (each, a “LMD Vehicle Sale”) directly or indirectly, the Company shall notify Amazon in writing of the proposed LMD Vehicle Sale setting forth the pricing and, in reasonable detail, the other terms and conditions related thereto (each, a “LMD Vehicle Sale Notice”). For a period of [***] following Amazon’s receipt of such LMD Vehicle Sale Notice (each, an “LMD Vehicle Acceptance Period”), Amazon shall have the right, by delivering to the Company an acceptance notice in writing (each, an “LMD Vehicle Acceptance Notice”) to purchase, lease, license, or otherwise acquire all or a portion of such LMD Vehicles on the terms and conditions set forth in the LMD Vehicle Sale Notice.

(ii) If Amazon does not deliver an acceptance notice or delivers an acceptance notice for less than all of the LMD Vehicles set forth in an LMD Vehicle Sale Notice (an “LMD Vehicle Partial Acceptance”) within the LMD Vehicle Acceptance Period, then the Company shall be free to Sell the LMD Vehicles set forth in such LMD Vehicle Sale Notice, or such LMD Vehicles not included in such LMD Vehicle Partial Acceptance, as applicable, to any third party on the terms and conditions set forth in such LMD Vehicle Sale Notice; provided, however, that in the event that such proposed Sale to a third party includes any reduction in the pricing or any change in the other terms or conditions that is materially more favorable to such third party than as set forth in the LMD Vehicle Sale Notice, the Company shall (i) not enter into any agreement or transaction with such third party with respect to such LMD Vehicles and (ii) provide a new LMD Vehicle Sale Notice to Amazon and grant Amazon the option to accept such terms as provided in Section 2.2(b)(i). Notwithstanding anything to the contrary in Section 2.2(a) or Section 2.2(b), any LMD Vehicle Sale shall be subject to the terms and conditions of any agreement between the Company and Amazon with respect to the LMD Vehicles developed and/or produced for Amazon.

3. Preferred Cloud Provider. Subject to the Company’s approval (which may be via email from a person designated in writing by the Company, and will not be unreasonably withheld, conditioned, or delayed), the Company agrees that Amazon may issue a press release that describes the Company’s anticipated use of AWS (the “Press Release”). The Company will provide Amazon with at least two quotes from the Company’s c-level or SVP-level employees for use in the Press Release. The

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Company agrees that AWS will be referred to as the Company’s “preferred cloud provider” in the Press Release and that the Press Release will describe the Company’s decision to make AWS its “preferred cloud provider.” Amazon will obtain the Company’s approval (which may be via email, and will not be unreasonably withheld, conditioned, or delayed) on the final form of the Press Release prior to its release. The Company will work in good faith with Amazon to publish the Press Release within 60 days of Amazon’s request. From the date hereof through the Specified Expiration Date, (a) Amazon may publicly and privately state that AWS is the Company’s “preferred cloud provider” and (b) the Company will refer to AWS as its “preferred cloud provider” in any public and private statements the Company makes regarding its use of Cloud Services.

4. Product or Service Procurement. From the date hereof through the Specified Expiration Date, if the Company desires to enter into any agreement or arrangement related to the purchase, license, or other use of Cloud Services, [***] (in each case, a “Procurement”), then:

4.1 Prior to soliciting any offers, engaging in any negotiations, or entering into any agreement or transaction with any third party related to such Procurement, the Company shall notify Amazon in writing of the Company’s interest in such Procurement (the “Procurement Notice”) and shall negotiate exclusively and in good faith with Amazon regarding the Procurement for a period of [***] following Amazon’s receipt of such Procurement Notice (the “Procurement Negotiation Period”) for the Company and Amazon to enter into one or more agreements to make Amazon the preferred provider for the Company’s use of the Cloud Services, [***] set forth in the Procurement Notice.

4.2 In the event that the Company and Amazon are unable to reach an agreement to make Amazon the preferred provider for the Company’s use of the Cloud Services, [***] set forth in the Procurement Notice on mutually agreeable terms during the Procurement Negotiation Period, then the Company shall be free, for a period of [***] following the Procurement Negotiation Period, to solicit any offers, engage in any negotiations, or enter into any agreement or transaction with any third party with respect to such Procurement; provided, however, that prior to the Company entering into any agreement or transaction with a third party related to the Procurement, (a) the Company shall provide Amazon with written notice setting forth the pricing and, in reasonable detail, the other terms and conditions proposed by such third party related to such Procurement (each, a “Procurement Last Notice”), and (b) Amazon shall have the option, for a period of [***] following Amazon’s receipt of the Procurement Last Notice (the “Last Notice Period”), to accept the terms and conditions of the Procurement set forth in the Procurement Last Notice. Notwithstanding the foregoing, Amazon shall not be required to accept any terms or conditions that are: (i) unique to the third-party (e.g., an offer to join to a third-party’s board of directors or terms and conditions specifically related to the third-party’s product or service), unless such terms or conditions relate to features that are (x) deemed by the Company to be necessary, appropriate or desirable with respect to the applicable product or service and the integration thereof into Company’s vehicles and (y) offered in Amazon’s applicable Cloud Services, [***] or (ii) not at arms-length, unique to a specific negotiated deal and that cannot be transposed into, or that would not reasonably be expected to be included in, industry standard agreements for Cloud Services, [***], as applicable (such terms and conditions described in (i) and (ii), collectively, the “Excluded Terms”). If Amazon accepts the terms and conditions set forth in the Procurement Last Notice (except for any Excluded Terms), Amazon shall provide the Company with written notice of such approval and, subject to removal of or replacement of the Excluded Terms, Amazon shall prepare a definitive agreement setting forth the terms and conditions of the Procurement set forth in the Procurement Last Notice (except for any Excluded Terms) and such other terms and conditions as are mutually agreed by Amazon and the Company, and Amazon and the Company shall enter into such definitive agreement promptly following the delivery of such definitive agreement by Amazon. If Amazon does not accept the terms and conditions set forth in the Procurement Last Notice prior to the expiration of the Last Notice Period or the Company and Amazon do not execute such definitive agreement within [***] following the expiration of the Last Notice Period, the Company

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may enter into a definitive agreement with the applicable third party with respect to the Procurement on the terms and conditions set forth in the Procurement Last Notice within [***] following the expiration of the Last Notice Period. For the avoidance of doubt, if prior to the expiration of the Last Notice Period, Amazon accepts the terms and conditions set forth in a Procurement Last Notice except for any Excluded Terms because such Excluded Terms relate to features that are (1) deemed by the Company to be necessary, appropriate or desirable with respect to the applicable product or service and the integration thereof into Company’s vehicles, but (2) not offered in Amazon’s applicable Cloud Services, [***] at the time of such Procurement Last Notice, then following the date of such acceptance, the Company may enter into a definitive agreement with the applicable third party with respect to the Procurement on the terms and conditions set forth in the Procurement Last Notice within [***] following the expiration of the Last Notice Period. In the event there is any reduction in the pricing or any change in the terms or conditions that is materially more favorable to such third party than as set forth in the Procurement Last Notice or in the event a definitive agreement with the applicable third party related to the Procurement is not entered into within the [***] periods specified in the immediately preceding sentences, the Company shall provide a new Procurement Last Notice and grant Amazon an option to accept such terms (whether or not changed from the original Procurement terms and conditions) as provided in clauses (a) and (b) in this Section 4.2.

5. Miscellaneous.

5.1 Confidentiality; Publicity and Use of Name. The terms and conditions of this Agreement, including the existence of this Agreement and the transactions contemplated hereby, shall be deemed to be “Confidential Information” of each of Amazon and the Company pursuant to the terms of the MNDA and each party shall, and shall cause its Personnel (as defined in the MNDA) to, maintain the confidentiality of such information in accordance with the terms of the MNDA. In addition, each party shall not, and shall cause its Personnel not to, use the other party’s name (or any trademark, tradename or logo of the other party, including without limitation with respect to Amazon, AWS and Alexa) or refer to the other party in any manner or medium (whether to a third party or in any statement to the press, published notice or other public dissemination of information), without the prior written consent of the other party, except as expressly set forth in Section 3.

5.2 Waiver and Amendments; Assignment. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and Amazon. Neither party may assign this Agreement or delegate its obligations under this Agreement without the prior written consent of the other party, except that Amazon may assign this Agreement to an affiliate, the Company may assign this Agreement to a subsidiary provided that such assignment by the Company shall not relieve the Company of any of its obligations hereunder, or either party may assign this Agreement in connection with any merger, reorganization, sale of all or substantially all of its assets or any similar transaction. Subject to this limitation, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns.

5.3 Termination. This Agreement and all obligations of the parties hereunder shall terminate upon the written consent of Amazon and the Company; provided, that Section 2.1 will expire on the date immediately following the first anniversary of the date of this Agreement.

5.4 Notices. Except as otherwise provided herein, all notices required or permitted under this Agreement shall be given in writing and shall be deemed sufficient if given by nationally recognized overnight courier service, certified mail (return receipt requested), or personal delivery to the other party at the address below. Notice is effective: (a) when delivered personally, (b) three business days after sent by certified mail, or (c) on the business day after sent by a nationally recognized courier service. A party may change its notice address by giving notice in accordance with this section.

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If to Amazon:

Amazon.com, Inc.

410 Terry Avenue North

Seattle, WA 98108-5210

Attn: General Counsel

If to the Company:

Rivian Automotive, Inc.

c/o Rivian Automotive, LLC

13250 N. Haggerty Road

Plymouth, MI 48170

Attn: General Counsel

5.5 General. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflict of laws. If any paragraph, provision or clause of this Agreement shall be found or be held to be illegal, invalid or unenforceable, the remainder of this Agreement shall be valid and enforceable and the parties in good faith shall negotiate a substitute, valid and enforceable provision that most nearly effects the parties’ intent in entering into this Agreement. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in New York, New York in connection with any action relating to this Agreement. With respect to any proceeding or action arising out of or in any way relating to this Agreement (whether in contract, tort, equity or otherwise), the parties knowingly, intentionally and irrevocably waive their right to trial by jury. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions, upon a showing of evidence of a breach or threatened breach of the terms of this Agreement sufficient to the applicable court to support the granting of such remedy. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature, PDF or any electronic signature complying the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com).

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Very truly yours,

Rivian Automotive, Inc.,
on behalf of itself and its subsidiaries

By:	/s/ Robert J. Scaringe
Name:	Robert J. Scaringe
Title:	Chief Executive Officer

Acknowledged and agreed,

on behalf of itself and its affiliates:

Amazon.com, Inc.

By:	/s/ Peter Krawiec
Name:	Peter Krawiec
Title:	Vice President

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